Exhibit 10.10

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made effective as of June 15, 2007 by and between Open Energy Corp. (the “Company”) and John E. Hart (“Hart” or “Employee”) (individually, a “party” and together, the “parties”).

RECITALS

A.                                   Hart has served as contract general counsel for the Company from September, 2006 through May 13, 2007, pursuant to a written engagement agreement.

B.                                     The Company employed Hart full time as its General Counsel and Corporate Secretary beginning May 14, 2007.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

Position and Responsibilities.

1.                                       Employment.  Employee began employment with the Company on May 14, 2007, as Corporate Secretary and General Counsel.  Employee reports directly to the CEO of the Company.  Employee has the powers and duties commensurate with such position.  Employee’s precise responsibilities and job description are subject to change at any time in the sole and absolute discretion of Company.

2.                                       Outside Activities.  Employee shall devote his best efforts and substantially all of his business time and attention to the business of the Company and performance of the services customarily incident to such office and to such other services as the CEO or board of directors my reasonably request.  However, Employee may continue to serve as an officer and director of OMNI Rail Products, Inc. and its subsidiary OMNI Products, Inc. and to receive compensation for that service from those entities.  He may also perform necessary legal services for current clients to transition them to other counsel.  With the prior written consent of the CEO, Employee may undertake legal or business consulting that does not conflict with the interest of the Company or interfere with the performance of Employee’s responsibilities to the Company.

3.                                       At Will Employment.  Employee will be employed on an at-will basis.   Either Employee or Company may terminate the Employment, with or without cause, by giving ninety days written notice of termination.  The Company also retains the right to transfer, demote, suspend or administer discipline with or without cause and with or without notice, at any time.  The at-will nature of the employment relationship may only be modified in a writing signed by Employee and the Company’s CEO.

Compensation

4.                                       Base Annual Salary.  The Company shall pay to Employee a base salary at an annual rate of one hundred and fifty thousand dollars ($150,000) in accordance with the Company’s customary payroll practices.

5.                                       Bonuses.  The Company may, in its sole and absolute discretion, pay Employee a bonus payment as may be determined by the Board of Directors.  The fact and the amount of the bonus will be in the Company’s sole and absolute discretion and based upon the Company’s performance and Employee’s performance.

6.                                       Equity Compensation.  The Company may, in its sole and absolute discretion, grant Employee additional Equity Compensation under the terms of the 2006 Equity Compensation Plan or outside such plan.  The terms of any grant made will be in the sole discretion of the Board of Directors.

7.                                       Withholdings.  All compensation and benefits to Employee hereunder shall be subject to all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

Expense Allowances and Fringe Benefits.

8.                                       Fringe Benefits.  During his employment, Employee shall be eligible to receive and participate in all standard fringe benefits generally made available to other executive employees when and as he becomes eligible for them, as such benefits may be determined, changed, or rescinded from time to time by the Company

9.                                       Vacation Accrual.  Employee shall be eligible to accrue three (3) weeks of paid vacation each year from the date of employment.  The vacation accrual will be subject to a maximum accrual, or cap, of five (5) weeks.

10.                                 Expense Reimbursement.  The Company shall reimburse Employee for any and all expenses reasonably incurred by the Employee in the course and scope of Employee’s duties and which are substantiated in accordance with Company’s reasonable policies and procedures.  It is understood that in Employee’s case such expenses shall include, State Bar and other typical professional association dues and meeting expenses, continuing education programs to maintain professional licensing and competence.  Reasonable expenses shall include travel between Mexico or Nevada and California, based upon a schedule approved by the CEO.  Reasonable expenses shall also include a rental car for transportation while in California.  Any airline travel must be coach class unless Employee receives advance written approval from the CEO.

11.                                 IRC Section 409A.  To the extent that this Agreement or any part thereof is deemed to be a nonqualified deferred compensation plan subject to Section 409A of the Code and the regulations and guidance promulgated thereunder, (i) the provisions of this Agreement shall be interpreted in a manner to comply in good faith with Section 409A of the Code, and (ii) the parties hereto agree to amend this Agreement, if necessary, for the purposes of complying with Section 409A of the Code promptly upon issuance of any regulations or guidance thereunder; provided that any such amendment shall not materially change the present value of the benefits payable to Employee hereunder or otherwise materially and adversely affect Employee, or the Company or any of the Related Entities, without the written consent of Employee or the Company, as the case may be.

Confidentiality and Company Policies

12.                                 Confidentiality.

(a)                                  In addition to his duty to preserve information protected by the attorney client privilege and the work product doctrine, Employee shall not, during the term of this Agreement or at any time thereafter, impart to anyone or use any Confidential Information or Employee may acquire in the performance of Employee’s duties, except as required by law.  Employee will hold in complete confidence and not disclose, produce, publish, permit access to, or reveal any information and material which is proprietary to Company, whether or not marked as “confidential” or “proprietary” and which is disclosed to or obtained by Employee, which relates to Company’s business activities (“Confidential Information”).  Confidential Information shall not include any information which is publicly available at the time of disclosure or subsequently becomes publicly available through no fault of Employee or any of its agents or employees.

(b)                                 Employee shall take all reasonable measures necessary to protect the confidentiality of the Confidential Information and to avoid disclosure or use of the Confidential Information, except as permitted herein, including the highest degree of care that Employee utilizes to protect Employee’s own confidential information.  Employee shall promptly notify Company in writing of any disclosure, misuse or misappropriation of Confidential Information which may come to Employee’s attention.

(c)                                  Disclosure of Confidential Information is not precluded if such disclosure is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided that Employee will first give notice to Company and make a reasonable effort to obtain a protective order requiring that the Confidential Information be disclosed only for limited purposes for which the order was issued.

(d)                                 Employee shall not disclose the Confidential Information to any third party without first obtaining Company’s written consent and shall disclose the Confidential Information only to its own employees having a need to know.  Employee shall promptly notify Company of any items of Confidential Information prematurely disclosed.

(e)                                  Employee agrees that Company’s Confidential Information has been developed or obtained by the investment of significant time, effort and expense and provides Company with a significant competitive advantage in its business.  If Employee fails to comply with any obligations hereunder, Employee agrees that Company will suffer immediate, irreparable harm for which monetary damages will provide inadequate compensation.  Accordingly, Employee agrees that Company will be entitled, in addition to any other remedies available to it, at law or in equity, to immediate injunctive relief to specifically enforce the terms of this Agreement.

(f)                                    The obligations set forth in this Paragraph 12 and its subparagraphs shall survive expiration or termination of this Agreement.

13.                                 Human Resources Policy and Procedures.  Employee agrees to review and abide by personnel policies as well as any Employee Handbook issued by Company.  Employee understands that Company has the right to modify or rescind any policies and procedures for any reason and without notice, except the policy regarding at-will employment.

General Provisions.

14.                                 Governing Law and Forum.  This Agreement shall be governed in accordance with the laws of the State of California.  Any disputes arising out of Employee’s employment or this Agreement shall be brought in San Diego County, California.

15.                                 Severability.  If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in anyway.

16.                                 Entire Agreement.  This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter of this Agreement, and supersedes any and all prior agreements, arrangements, communications, understandings, documents or rules, either oral or in writing, between the parties for the employment of Employee, and contain all of the covenants and agreements between the parties for such employment in any manner whatsoever.  Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or anyone acting on behalf of any party which is not embodied in this Agreement.  Any modification of this Agreement will be effective only if in writing signed by Employee and Company’s President.

OPEN ENERGY CORP.		Employee

By:
	David P. Saltman	John E. Hart
Its:	President